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Exhibit 11 -- Statement Re: Computation of Per-Share Earnings
                                         Three months ended  Nine months ended
                                               May 31,             May 31,
                                           1996      1995      1996      1995
                                         --------- --------- --------- ---------
Primary

 Average shares outstanding              1,567,129 1,561,545 1,564,324 1,555,966

 Net effect of dilutive stock
 options - based on the treasury
 stock method using average
 market price                              151,445    97,905   161,418    94,189
                                         --------- --------- --------- ---------
 Total                                   1,718,574 1,659,450 1,725,742 1,650,155
                                         ========= ========= ========= =========
 Net income                               $163,673  $167,704  $410,504  $411,612
                                          ========  ========  ========  ========
 Per-share amount                            $0.10     $0.10     $0.24     $0.25
                                             =====     =====     =====     =====
Fully Diluted

 Average shares outstanding              1,567,129 1,561,545 1,564,324 1,555,966
 Net effect of dilutive stock
 options - based on the treasury
 stock method using the quarter
 end market price, if higher
 than average market price                 154,790   106,058   166,242    99,420
                                         --------- --------- --------- ---------
 Total                                   1,721,919 1,667,603 1,730,566 1,655,386
                                         ========= ========= ========= =========
 Net income                               $163,673  $167,704  $410,504  $411,612
                                          ========  ========  ========  ========
 Per-share amount                            $0.10     $0.10     $0.24     $0.25
                                             =====     =====     =====     =====
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